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                                                                    EXHIBIT 12.2

                          TIME WARNER COMPANIES, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES

                                    SIX MONTHS
                                  ENDED JUNE 30,
                                 -----------------
                                  1998      1997
                                 ------    -------
                                   (IN MILLIONS,
                                  EXCEPT RATIOS)

Earnings:
    Net income (loss) before
      income taxes and
      extraordinary items.....   $  201    $   293
    Interest expense..........      379        465
    Amortization of
      capitalized interest....        1          1
    Portion of rents
      representative of an
      interest factor.........       31         27
    Preferred stock dividend
      requirements of
      majority-owned
      subsidiaries............       26         36
    Adjustment for partially
      owned subsidiaries and
      50% owned companies.....      486        462
    Undistributed losses of
      less than 50% owned
      companies...............       (8)         3
                                 ------    -------
        Total earnings........   $1,116    $ 1,287
                                 ------    -------
                                 ------    -------
Fixed charges:
    Interest expense..........   $  379    $   465
    Capitalized interest......     --        --
    Portion of rents
      representative of an
      interest factor.........       31         27
    Preferred stock dividend
      requirements of
      majority-owned
      subsidiaries............       26         36
    Adjustment for partially
      owned subsidiaries and
      50% owned companies.....      337        301
                                 ------    -------
        Total fixed charges...   $  773    $   829
                                 ------    -------
                                 ------    -------
Ratio of earnings to fixed
  charges.....................      1.4x       1.6x
                                 ------    -------
                                 ------    -------

                                           YEAR ENDED DECEMBER 31,
                              --------------------------------------------------

                                                  HISTORICAL
                              --------------------------------------------------
                               1997      1996       1995       1994       1993
                              -------   -------    -------    -------    -------

Earnings:
    Net income (loss) before
      income taxes and
      extraordinary items.....$  681    $   (15)   $     2    $    89    $    81
    Interest expense..........   913        908        877        769        698
    Amortization of
      capitalized interest....     2          2          2          2      --
    Portion of rents
      representative of an
      interest factor.........    55         55         57         52         54
    Preferred stock dividend
      requirements of
      majority-owned
      subsidiaries............    72         72         11      --         --
    Adjustment for partially
      owned subsidiaries and
      50% owned companies.....   938        801        691        665        663
    Undistributed losses of
      less than 50% owned
      companies...............    (8 )       50        117         82         47
                              -------   -------    -------    -------    -------
        Total earnings........$2,653    $ 1,873    $ 1,757    $ 1,659    $ 1,543
                              -------   -------    -------    -------    -------
                              -------   -------    -------    -------    -------
Fixed charges:
    Interest expense..........$  913    $   908    $   877    $   769    $   698
    Capitalized interest......  --            1          4          2      --
    Portion of rents
      representative of an
      interest factor.........    55         55         57         52         54
    Preferred stock dividend
      requirements of
      majority-owned
      subsidiaries............    72         72         11      --         --
    Adjustment for partially
      owned subsidiaries and
      50% owned companies.....   622        607        697        668        664
                              -------   -------    -------    -------    -------
        Total fixed charges...$1,662    $ 1,643    $ 1,646    $ 1,491    $ 1,416
                              -------   -------    -------    -------    -------
                              -------   -------    -------    -------    -------
Ratio of earnings to fixed
  charges.....................   1.6 x      1.1x       1.1x       1.1x       1.1x
                              -------   -------    -------    -------    -------
                              -------   -------    -------    -------    -------

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